Exhibit No. 21.1

BEST BUY CO., INC.

SUBSIDIARIES OF THE REGISTRANT AT MARCH 1, 2008*

State or Province of Formation
BBC Insurance Agency, Inc.	Minnesota
BBC Investment Co.	Nevada
BBY Networks, Inc.	Minnesota
BBC Property Co.	Minnesota
Best Buy Stores, L.P. [1]	Virginia
Nichols Distribution, LLC	Minnesota
BestBuy.com, LLC	Delaware
Best Buy Gov, LLC [2]	Delaware
BBY Marketing Solutions, LLC	Virginia
CultureRx, LLC	Minnesota
Best Buy Stores Puerto Rico LLC	Puerto Rico
Best Buy Mobile	Delaware
BBY Mobile Consulting, LLC ¥	Delaware
GeekSquad Europe, Ltd.	United Kingdom
Best Buy China Holdings, Ltd.	Republic of Mauritius
Best Buy Shanghai, Ltd.	Chinese Corporation
Jiangsu Five Star Capital Ltd.	Republic of Mauritius
Jiangsu Five Star Investment Ltd.	Republic of Mauritius
Pacific Sales Kitchen and Bath Centers, Inc.	California
Magnolia Hi-Fi, Inc. [3]	Washington
Redline Entertainment, Inc.	Minnesota
CP Gal Ritchfield, LLC	Delaware
CCL Insurance Company	Vermont
Speakeasy, Inc.	Washington
Belltown Leasing, LLC	Washington
Speakeasy Broadband Services, LLC	Nevada
BBY Holdings International, Inc.	Minnesota
vpr Matrix (Hong Kong) Limited	Hong Kong
vpr Matrix (Canada) Company	Nova Scotia
vpr Matrix B.V.	Netherlands
Best Buy Enterprise Services, Inc.	Minnesota
BBCAN Financial Services, L.P.	Alberta
Best Buy Canada Ltd.	Canada Federal Corporation
Howell & Associates, Inc.	Ontario Corporation
6349021 Canada Ltd.	Canada Federal Corporation
FutureGard Reinsurance Ltd.	Turks & Caicos Islands
Best Buy Holdings B.V.	Netherlands
Best Buy China Ltd.	Bermuda
BBY (Mauritius III) Ltd.	Republic of Mauritius
Best Buy Purchasing, LLC [4]	Minnesota
BBY Business to Business, ULC	Nova Scotia
vpr Matrix, Inc.	Minnesota
vpr Matrix (Bermuda) Limited	Bermuda
vpr Matrix (Hong Kong) Limited	Hong Kong
vpr Matrix (Canada) Company	Nova Scotia
vpr Matrix B.V.	Netherlands
Best Buy Finance, Inc.	Minnesota
BBY (Mauritius I) Ltd.	Republic of Mauritius
BBY (Mauritius II) Ltd.	Republic of Mauritius
Best Buy China	Chinese Business Trust
Best Buy (AsiaPacific) Limited	Chinese Corporation

Five Star Trust	Chinese Business Trust
Best Buy Jiangsu Ltd.	Republic of Mauritius
Jiangsu Five Star Appliance Co., Ltd.	Chinese Corporation
Best Buy International Finance, S.a.r.l.	Luxembourg
Geek Squad UK¥	United Kingdom
Best Buy Enterprises S. de R.L. de C.V.	Mexico
Best Buy Imports S. de R.L. de C.V.	Mexico
Best Buy Stores S. de R.L. de C.V.	Mexico
Best Buy Istanbul Magazacilik Limited Sirketi	Turkey

*              Indirect subsidiaries are indicated by indentation.

¥            Jointly held – owned 50%.

Also doing business as:

1                    Geek Squad, Audiovisions, Xtreme Value Electronics, Studio D of Naperville, Escape Powered by Best Buy, 2nd Turn, Magnolia Home Theater, FutureShop

2                    Best Buy Blue, BBC Gov

3                    Magnolia Home Theater, Magnolia Audio Video

4                    Dynex